EXHIBIT 10.7

TRAMMELL CROW COMPANY

COMMERCIAL LEASE AGREEMENT

BETWEEN

FREEPORT #2, L.P., LANDLORD

AND

ATX TECHNOLOGIES, INC., TENANT

Project:	Freeport Business Center III

Address:	8550 Freeport Parkway Irving, Texas 75063

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LIST OF DEFINED TERMS

Page No.
Affiliate	19
Architect	B-I
Base Rent	2
Brokers	21
Building	I
Building Premises	I
Building’s Structure	6
Claimant	17
Commencement Date	1
Construction Allowance	B-3
Consultant	28
Default Rate	22
Environmental Law	22
Equipment Specifications	26
Estimated Delivery Date	I
Event of Default	15
Excess Compensation	13
Expense Statement	3
Fair Market Rental Rate	24
GAAP	14
Generator & Diesel Tank	26
Hazardous Substances	22
HVAC System	7
including	19
Installation Standards	27
Land	I
Landlord	I
Landlord Indemnified Parties	10
Landlord’s Antenna Site Agreement	27
Landlord’s Mortgagee	18
Law	19
Laws	19
Lease	I
Lease Month	2
Letter of Credit Agreement	20
Loss	10
Mortgage	18
MSDS	23
Operating Expenses	3
Parking Area	27
Permitted Activities	22
Permitted Materials	22
Permitted Transfer	13
Permitted Transferee	13
Premises	1
Primary Lease	18

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Project	I
Proportionate Share
Punchlist Items
rent	5
Repair Period	9
Report	28
Satellite Dish	26
Security Deposit	2
Sign	24
Signs	24
Space Plans	B-1
Space Plans Delivery Deadline	B-l
Substantial Completion	B-3
Substantially Completed	B-3
Taking	14
Tangible net worth	14
Tank Site	26
Taxes	5
Telecommunications Services	21
Tenant	1
Tenant Delay Day	B-3
Tenant Indemnified Parties	10
Tenant Party	19
Tenant’s Optional Allowance	B-4
Tenant’s Property	23
Term	1
Total Construction Costs	B-3
Transfer	12
UPS System	25
Vacation Date	11
Work	B-2
Working Drawings	B-2
Working Drawings Delivery Deadline	B-1

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LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into as of August 6, 1999 between FREEPORT #2, L.P., a Texas limited partnership (“Landlord”), and ATX TECHNOLOGIES, INC., a Texas corporation (“Tenant”).

1. PREMISES, TERM, AND INITIAL IMPROVEMENTS.

(a) Landlord leases to Tenant, and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A-I (the “Building Premises”), which is an approximately 58,380 square foot building (the “Building”) located on the real property described on Exhibit A (the “Land”), and the Tank Site, as defined in Section 34 below (the Building Premises and the Tank Site being collectively referred to herein as the “Premises”) subject to the terms and conditions in this Lease, together with the non-exclusive right to use the Common Areas (defined below) and, while Tenant is leasing 100% of the rentable square feet of the Building, the exclusive right to use all such Land and Common Areas. The Land and the Building shall be referred to herein as the “Project”. Landlord and Tenant stipulate that, as of the date of this Lease, the size of the Premises is 58,380 square feet and the size of the Building is 58,380 square feet, and Tenant’s “Proportionate Share” is 100%. The Proportionate Share shall be adjusted if the size of the Premises or the Building (including the addition of new buildings on the Land, or the reduction in the size of the Building if a portion thereof is demolished following a Casualty or a Taking [each as defined below]) changes.

(b) The Lease term shall be approximately 120 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 120th full calendar month following the Commencement Date (defined below), subject to adjustment and earlier termination as provided in this Lease (the “Term”, which defined term shall include all renewals and extensions of the Term). As used herein, the “Commencement Date” means the earliest of (1) the date on which Tenant occupies any portion of the Premises and begins conducting business therein (however, Tenant’s early access into the Premises pursuant to Section 29 hereof for the purpose of preparing the Premises for Tenant’s occupancy shall not constitute “conducting business” therein), (2) the date on which the Work (as defined in Exhibit B hereto) in the Premises is Substantially Completed (as defined in Exhibit B hereto), or (3) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B hereto).

(c) Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant (with the Work to be performed by Landlord therein Substantially Completed) on or about the 91st day following the date on which the Working Drawings (as defined in Exhibit B hereto) have been fully approved (or deemed approved) by Landlord and Tenant and all permits with respect to the Work have been issued by the appropriate governmental authorities (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (I) Landlord shall not be in default hereunder or be liable for damages therefor, and (2) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if Landlord fails to tender possession of the Premises to Tenant by the Completion Termination Date (defined below), then Tenant may, as its exclusive remedy therefor, terminate this Lease by delivering written notice thereof before Landlord tenders possession of the Premises to Tenant; however, any such notice must be delivered to Landlord before the earlier of (A) ten days following the Completion Termination Date or (B) the date on which Landlord tenders possession of the Premises to Tenant with the Work therein Substantially Completed. As used herein, “Completion Termination Date” means 150 days following the Estimated Delivery Date, plus the number of Tenant Delay Days and the number (up to a maximum of 60) of Force Majeure Delay Days. As used herein, “Force Majeure Delay Days” means any delay in achieving

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Substantial Completion with respect to the Work for the reasons specified in Section 23 .(c) of this Lease. By occupying the Premises (other than the early access into the Premises pursuant to Section 29 hereof prior to the Commencement Date for the purpose of preparing the Premises for Tenant’s occupancy), Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested the same, a letter substantially in the form of Exhibit C hereto confirming (i) the Commencement Date and the expiration date of the initial Term, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

(d) This Lease includes the right of Tenant to use the Common Areas in common with other tenants (if any) of the Building, and while Tenant is leasing 100% of the rentable square feet of the Building, the exclusive right to use the Common Areas, subject to the rules and regulations of the Building promulgated from time to time by Landlord as described in Section 23.(m). The words “Common Areas” shall mean all of the facilities in or around the Project designed and intended for use by the tenants of the Building in common with Landlord and each other, including corridors; elevators; fire stairs; conduits and rights-of-way for fiber optic and other forms of cabling for telecommunications facilities; telephone trunk lines and electric risers; aisles; walkways; truck docks; plazas; the Building’s parking areas to the extent such is not reserved for exclusive use by others; restrooms; service areas; lobbies; landscaped areas, and all other common and service areas of the Project intended for such use on the date hereof.

2. BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.

(a) Tenant shall pay to Landlord “Base Rent”, monthly in advance, and except as otherwise provided herein, without demand, deduction or set off, equal to the following amounts for the following periods of time:

Lease Month	Annual Base Rent Rate Per Rentable Square Foot	Monthly Base Rent
1-60	$12.50	$60,812.50
61-120	$14.38	$69,958.70

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

The first monthly installment of Base Rent shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent under Section 2.(c) for such partial month shall be prorated.

(b) Tenant shall deposit with Landlord on the date hereof $76,380.50 (the “Security Deposit”), which shall be held by Landlord to secure Tenant’s obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below). Following the occurrence of an Event of Default, Landlord may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations hereunder, without prejudice to any of Landlord’s other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part

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of the Security Deposit. The unused portion of the Security Deposit will be returned to Tenant within 30 days following the end of the Term (or earlier termination of this Lease), provided that Tenant is not then in default in the performance of its obligations hereunder.

(c) Subject to Tenant’s right to self-manage the Building as provided in Section 40, Tenant shall pay, as additional rent its Proportionate Share of all costs incurred in owning, operating, managing, repairing and maintaining the Project and the facilities and services provided for the common use of Tenant and any other tenants of the Building (collectively, “Operating Expenses”), including the following items: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities used in the Building which are not billed separately to a tenant of the Building for above Building-standard utility consumption; (3) the cost of insurance; (4) the cost of repairs, non-capital replacements, management fees and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), and trash service (if provided); (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; (6) maintenance of the Building’s fire sprinkler system; (7) alterations, additions, and improvements made by Landlord to comply with Law (defined below), as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (8) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good-faith, commercially reasonable judgment; and (9) the cost of termite control. Additional rent under this Section 2.(c) shall be payable by Tenant to Landlord in monthly installments equal to 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord’s estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. Within 150 days after each calendar year (as extended if any final figures with respect to any component of Operating Expenses are unavailable), Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for such year (an “Expense Statement”). If Tenant’s total payments in respect of Operating Expenses for any year are less than Tenant’s Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within 30 days after Landlord’s request therefor; if such payments are more than Tenant’s Proportionate Share of Operating Expenses, Landlord shall retain such excess and credit it against Tenant’s rent first accruing thereafter (or to any amounts payable by Tenant then past due under this Lease). Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord; (B) expenses incurred in leasing or procuring tenants, including any marketing expenses; (C) legal expenses other than those incurred for the general benefit of the Building’s tenants; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building (including the costs of procuring or constructing leasehold improvements for any prospective tenant of the Project and any legal or brokerage fees in connection with procuring tenants associated with any lease for space in the Project); (E) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (F) rents under ground leases (except for items which would otherwise be included in Operating Expenses under the terms of this Lease [e.g., insurance costs, taxes, etc.]); (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Building; (H) costs of repairing design or construction defects in the base Building; (I) depreciation of Landlord’s original investment in the Project; (J) amounts paid by Landlord to Affiliates of Landlord for services in connection with the Common Areas to the extent such fees are in excess of the ordinary and reasonable fees paid in arms’-length transactions; (K) costs and expenses of enforcing leases against other tenants; (L) the acquisition costs of any artwork or sculptures for the Project; (M) capital improvements made to the Project, other than capital

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improvements described in Section 2.(c)(7) and 2.(c)(8) and except for items which are generally considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in elevator lobbies, and the like; and (N) costs and expenses related to the investigation and testing for, removal and/or clean up of Hazardous Substances (defined below). There shall be no duplication of costs for reimbursements in calculating Operating Expenses.

The amounts of the initial monthly Base Rent and Tenant’s Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes and subject to Tenant’s right to self-manage the Building as set forth in Section 40) are as follows, in each case calculated on a per-rentable-square-foot basis per year (except as set forth below):

Base Rent (Section 2.(a))	$12.50
Operating Expenses, excluding Taxes (Section 2.(c))	$1.70
Taxes (Sections 2.(c) and 3.(a))	$1.50

Total initial annual payment	$15.70

Total initial monthly payment	$1.3083

The first monthly installment of additional rent under this Section 2.(c) shall be due on the Commencement Date; thereafter, monthly installments of such additional rent shall be due on the first day of each calendar month following the Commencement Date.

(d) If during any calendar year, the Building is less than 100% occupied, then, for purposes of calculating Tenant’s Proportionate Share of Operating Expenses for that year, the Operating Expenses that fluctuate with Building occupancy shall be “grossed-up” to the amount which, in Landlord’s reasonable estimation, they would have been had the Building been 100% occupied for that entire year.

(e) After giving Landlord 30-days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Operating Expenses for any periods of time covered by the Expense Statement in question; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Operating Expenses on an annual Expense Statement within 120 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 150 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Expenses for the year in question and the calculation of Operating Expenses set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including $150 per hour of Landlord’s or the building manager’s employee time in excess of two hours (the first such two hours per year of Landlord’s or the building manager’s employee time shall be provided to Tenant at no additional charge) devoted to such inspection or audit to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Expenses for the time period in question is determined to be in error by more than 4% in the aggregate, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Expenses previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Provided Landlord’s accounting for Operating Expenses is consistent with the terms of this Lease, Landlord’s good faith judgment regarding the proper accounting for Operating Expenses shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which

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is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

(f) If any payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence during any 1 2-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

(g) All payments and reimbursements required to be made by Tenant under this Lease shall constitute “rent” (herein so called) and, except as otherwise provided herein, shall be payable without demand, deduction or set off.

3. TAXES.

(a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, “Taxes”) that accrue against the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term “Taxes”; however, Taxes shall not include any income tax or any tax on excess profits or revenues of Landlord. If the Building is occupied by more than one tenant and the cost of any improvements constructed in the Premises is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, then Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to its Proportionate Share of other Taxes. Except as expressly permitted under Section 3.(c), Tenant waives all rights to protest or appeal the appraised value of the Building or Land and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.0 15 of the Texas Tax Code.

(b) Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord’s property and (A) Landlord pays them or (B) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord’s request therefor.

(c) If (1) Tenant is leasing 100% of the rentable square feet of the Building or (2) if Tenant is not leasing 100% of the rentable square feet of the Building and Landlord does not elect to engage a tax consultant or attorney to contest Taxes for a calendar year, then Tenant may hire a tax consultant, at Tenant’s sole cost and expense and following written notice thereof to Landlord, to contest in good faith the Taxes for that year, provided such contest is coordinated with Landlord and is performed in accordance with all applicable Laws. Tenant shall continue to pay all Taxes (including all property taxes) as provided in this Lease during the pendency of any such tax contest, subject to Tenant’s right of reimbursement of its Proportionate Share of any amounts overpaid as determined by the results of such tax contest.

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4. LANDLORD’S MAINTENANCE.

(a) This Lease is intended to be a net lease; accordingly, Landlord’s maintenance obligations are limited to the repair, maintenance and replacement of the Common Areas and Building’s roof and maintenance of the foundation piers, structural or load bearing walls and the exterior walls (collectively, the “Building’s Structure”) however, Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor or (2) for alterations to the Building’s Structure required by Law because of Tenant’s use of the Premises (which alterations shall be performed by Tenant). The Building’s Structure does not include glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant to the extent constituting a part of the Premises. Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

(b) Additionally, subject to Tenant’s right to self-manage the Building as provided in Section 40, Landlord shall maintain the parking areas, driveways, alleys and grounds surrounding the Project in a clean and sanitary condition, consistent with the operation of a first-class office/warehouse building, including prompt maintenance, repairs and replacements of (1) any drill or spur track servicing the Premises, (2) the exterior of the Building (including painting), (3) sprinkler systems and sewage lines, and (4) any other items normally associated with the foregoing. Tenant shall promptly notify Landlord of any work required to be performed under this Section 4.(b), and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. All costs in performing the work described in this Section 4.(b) shall be included in Operating Expenses, except for any capital replacements specifically excluded in Section 2.(c).

(c) If Landlord fails to perform its obligations with respect to the maintenance of the Building’s Structure as provided in Section 4.(a) and, as a result of such failure, an emergency situation exists which could reasonably result in serious bodily harm to the occupants of the Premises or significant, material damage to the Project or to the contents within the Premises or a material interruption to Tenant’s business in the Premises (each, an “Emergency”), Tenant shall give Landlord immediate written notice thereof and Tenant may, at any time thereafter at its expense (subject to reimbursement by Landlord if Landlord fails to correct the condition causing such emergency within the time period described below), perform Landlord’s obligations hereunder so long as such work is done in a good and workmanlike manner and does not impair or otherwise invalidate any warranties covering the Project. If (1) Landlord fails to correct the condition causing the Emergency, (2) such failure continues for a period of seven business days after the date Tenant delivers to Landlord written notice thereof (unless such failure cannot be cured within such seven-day period, and Landlord commences to cure such failure within such seven-day period and thereafter diligently pursues such cure completion), and (3) Tenant elects to perform such work and such work is done in a good and workmanlike manner and does not impair or otherwise invalidate any warranties covering the Project, then Landlord shall reimburse Tenant all reasonable, out-of-pocket expenses incurred by Tenant in connection with curing such Landlord’s failure within 30 days after Tenant has delivered to Landlord an invoice, together with reasonable back-up documentation therefor and, if requested by Landlord, receipts, bills paid affidavits, and appropriate releases of liens, failing which default interest shall accrue thereon from the date due until the date paid at the Default Rate. If the Emergency is caused by a Casualty (defined below) or a Taking (defined below), then the provisions of this Section 4.(c) shall not be applicable thereto; rather, the provisions of Sections 10 and 15 (as the case may be) shall apply.

5. TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS.

(a) Tenant shall maintain all parts of the Premises (except for maintenance work which Landlord is expressly responsible for under Section 4.(a)) in good condition and promptly make all necessary

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repairs and replacements to the Premises. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant’s default hereunder.

(b) Tenant shall be solely responsible for the installation of the hot water equipment and the heating, air condition, and ventilation equipment and system (the “HVAC System”) serving the Premises. Thereafter, Tenant shall maintain such systems in good repair and condition and in accordance with Law and with such equipment manufacturers’ suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord’s specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer certifying the condition of the hot water equipment and the HVAC System. Prior to the expiration of the Term, Tenant shall perform all work necessary to correct any deficiencies contained in such report and perform all work necessary to ensure the hot water equipment and the HVAC System are then in good repair and working order (subject only to reasonable wear and tear, after taking into consideration Tenant’s maintenance obligations under this Lease). Tenant shall be solely responsible for installing heating, ventilation and air conditioning equipment of sufficient quality and quantity to maintain specific temperatures in the Premises.

(c) Except for termite control, Tenant shall be responsible for all pest control in the Premises and control of pests migrating from the Premises to other portions of the Building. If requested by Landlord, Tenant shall enter into a regularly scheduled preventative pest control contract with a contractor reasonably acceptable to Landlord. Except while Tenant is leasing 100% of the rentable square feet of the Building, at Landlord’s election, Landlord may perform the work required under this Section 5.(c), at Tenant’s expense.

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them, not to exceed ten (10) business days. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, alterations or physical additions to the Project which are cosmetic in nature totaling less than $25,000 in any single instance (provided that Tenant shall not perform any improvements, alterations or additions to the Project in stages as a means to subvert this provision), so long as the installation thereof does not involve any core drilling or otherwise adversely affect the Building structure, in each case provided that (1) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and plans and specifications therefor prior to commencing any such alterations, additions, or improvements and (2) such alterations, additions and improvements will not adversely affect (A) the Building’s Structure, the provision of services to other Building tenants (if any), or the Building’s systems, (B) the exterior appearance of the Building, or (C) the appearance of the Building’s Common Areas. If the alteration, addition or improvement will affect the Building’s Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord’s consent to performance of the work. Upon completion of any alteration, addition, or improvement for which Landlord’s consent was required, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect or install from time to time without Landlord’s consent

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Tenant’s trade fixtures, tools, machinery, furniture, equipment and other personal property, shelves, bins and machinery (and such items shall not be considered alterations, additions or improvements requiring Landlord’s prior consent hereunder) provided that such items (i) do not alter the basic character of the Premises or the Building; (ii) do not overload or damage the same; and (iii) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord’s property when installed in the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and with Landlord’s specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building’s Structure or the Premises. In connection with any such alteration, addition, or improvement requiring Landlord’s consent hereunder, Tenant shall pay to Landlord an administration fee of 5% of the actual cost of performing such work, up to a maximum of $7,500 for each job.

7. SIGNS. Except as set forth in Section 30, Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord’s prior written approval. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (ordinary wear and tear and reasonable discoloration of the Building excluded). Except as set forth in Section 30, Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them, not to exceed ten (10) business days.

8. UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant’s use of the Premises. If Tenant is no longer leasing 100% of the rentable square feet of the Building, Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for Building-standard utility service shall not be duplicated in Tenant’s obligation to pay additional rent under Section 2.(c). Landlord shall not be liable for any interruption or failure of utility service to the Premises unless such interruption or failure is caused by the gross negligence or willful misconduct of Landlord, in which case, Tenant’s sole remedy shall be an abatement of rent for each day in which the Premises are untenantable because of such interruption or failure following seven business days’ written notice to Landlord specifying the interruption or failure in question. All amounts due from Tenant under this Section 8 shall be payable within 30 days after Landlord’s request therefor. Landlord represents and warrants to Tenant that, to Landlord’s current actual knowledge, all utilities lines required to be installed pursuant to the base Building’s plans and specifications are completed.

9. INSURANCE.

(a) Tenant shall maintain (1) workers’ compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of$ 1,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least $2,000,000 per occurrence, (2) fire and extended coverage insurance covering (A) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises, (B) the replacement cost of all of Tenant’s personal property in the Premises, and (C) loss of profits in the event of an insured peril damaging the Premises, and (3) such other insurance as

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Landlord’s Mortgagee may reasonably require (so long as the amount and type of insurance requested by Landlord’s Mortgagee is comparable to the amount and types of insurance required by other institutional mortgagees of buildings in the area in which the Project is located). Such policies shall (i) name Landlord, Landlord’s agents, and their respective Affiliates (defined below), as additional insureds (and as loss payees on the fire and extended coverage insurance), (ii) be issued by an insurance company acceptable to Landlord, (iii) provide that such insurance may not be canceled unless 30-days’ prior written notice is first given to Landlord, (iv) be delivered to Landlord by Tenant before the Commencement Date and at least 15 days before each renewal thereof, and (v) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord’s policy shall be excess over Tenant’s policies.

(b) Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) fire and extended risk insurance covering full replacement value (excluding footings and foundations) of the Building, (2) commercial general liability insurance in an amount of not less than $2,000,000, and (3) any workers compensation insurance required to be maintained by any applicable Law. The cost of all insurance earned by Landlord with respect to the Building shall be included in Operating Expenses.

10. CASUALTY DAMAGE.

(a) Tenant immediately shall give written notice to Landlord of any damage to the Premises. If the Premises or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s reasonable estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord’s actual knowledge of such damage, then either Landlord or (if a Tenant Party did not intentionally cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after such damage, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b) Subject to Section 10.(c), if this Lease is not terminated under Section 10.(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant’s insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work (the “Repair Period”), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

(c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained or required to be maintained by Landlord hereunder or any Landlord’s Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord’s Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Landlord or Tenant which accrued before this Lease is terminated.

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11. LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.

(a) Subject to Section 11.(c), Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and Affiliates (collectively, the “Landlord Indemnified Parties”) from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (1) arising from Tenant’s failure to perform its covenants hereunder, (2) recovered from or asserted against any of the Landlord Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by a Tenant Party or any other person entering upon the Premises, or while Tenant is leasing 100% of the rentable square feet of the Building, the Project, under or with a Tenant Party’s express or implied invitation or permission, (3) arising from or out of the occupancy or use by a Tenant Party or arising from or out of any occurrence in the Premises, howsoever caused, (4) related in any way to any of Tenant’s equipment, including the UPS System, the Generator & Diesel Tank, the Signs, and the Satellite Dish (each as defined below) or (5) suffered by, recovered from or asserted against any of the Landlord Indemnified Parties by a Tenant Party, regardless of whether Landlord’s negligence caused such loss or damage. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the sole negligence, gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees.

(b) This Section 11.(b) shall only apply if Tenant is no longer self-managing the Project in accordance with Section 40 hereof. Subject to Section 11.(c), Landlord shall indemnify, defend, and hold harmless Tenant, its successors, assigns, agents, employees, contractors, partners, directors, officers, and Affiliates (collectively, the “Tenant Indemnified Parties”) from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind and character arising from any occurrence in the Common Areas, regardless of whether Tenant’s negligence caused such loss or damage. However, such indemnification of the Tenant Indemnified Parties by Landlord shall not be applicable if such loss, damage or injury is (A) caused by the sole negligence, gross negligence or willful misconduct of a Tenant Party or (B) related in any way to any of Tenant’s equipment permitted to be installed in any of Common Areas, including the UPS System (if any portion thereof is located in the Common Areas), the Generator & Diesel Tank, the Signs, and the Satellite Dish (each as defined below).

(c) Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause other than those obligations of Landlord expressly set forth in this Lease), regardless of whether the negligence (other than the gross negligence) of either party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

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12. USE.

(a) The Premises shall be used only for general office use, including a 24-hour alarm monitoring operation and such other lawful purposes reasonably incidental thereto. Except for the UPS and Generator and Diesel Tank permitted in Sections 33 and 34, Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Except for the Tank Site, outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would unreasonably disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose other than the purpose permitted herein (including Tenant’s installation and use of the UPS System and the Generator & Diesel Tank) that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant’s use of the Premises or because Tenant vacates the Premises.

(b) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) such reasonable rules and regulations as Landlord may promulgate and uniformly impose on all tenants of the Building from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees.

13. INSPECTION. Landlord and Landlord’s agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder after written notification of the need to perform such obligations by Landlord and the expiration of the opportunity to cure set forth in Section l8.(e); and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 180 days of the Term or at any time after Tenant has notified Landlord in writing that Tenant does not wish to renew the Term of the Lease or at any time following the occurrence of an Event of Default hereunder) tenants; provided that Landlord shall, except in the event of an emergency, provide Tenant reasonable notice (which may be verbal) prior to such entry and in every event, use good faith efforts to minimize disruption to Tenant’s operation in and use of the Premises. During the last 180 days of the Term or at any time after Tenant has notified Landlord in writing that Tenant does not wish to renew the Term of the Lease or at any time following the occurrence of an Event of Default hereunder, Landlord may erect a sign on the Premises indicating that the Premises are available. If Tenant elects to vacate the Premises prior to the expiration of the Term, Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 30 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date”). At least 20 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date that would cause the Premises to be delivered to Landlord in the condition required under the terms of this Lease, including Section 16 hereof. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord’s determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within 30 days after Landlord’s request therefor.

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14. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not, without the prior written consent of Landlord, (1) advertise that any portion of the Premises is available for lease or cause or permit its agents to cause any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization except as provided in Section l4.(d), (4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer by the shareholders of Tenant of an ownership interest in Tenant such that the current shareholders of Tenant and their Affiliates no longer collectively own at least 51% of the voting stock of Tenant (however, for the purposes of this Section l4.(a)(4), an initial public offering of Tenant’s stock shall be deemed not to constitute a Transfer under the terms of this Lease), (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections l4.(a)(2) through l4.(a)(7) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer insofar as it applies to the transfer of this Lease, copies of the proposed documentation relating to the proposed Transfer insofar as it applies to the transfer of this Lease, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall reimburse Landlord for its reasonable, out-of-pocket attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer. Landlord shall not unreasonably withhold or delay its consent to any Transfer to a party which (A) is, in the reasonable judgment of Landlord, of a character or reputation or is engaged in a business which would not be harmful to the image and reputation of the Building and can reasonably be expected to perform the obligations of “Tenant” hereunder, and (B) will not use the Premises in a manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building. Without limiting the foregoing, Landlord may withhold its consent to any such assignment or subletting of the Premises to any party (i) which is a governmental entity (or subdivision or agency thereof), (ii) would use the Premises, in whole or in part, for other than the Permitted Use, (iii) which is a prospective tenant that has delivered to, or received from, Landlord a written proposal to lease space in the Building before Tenant or its agent contacts such party, (iv) which is an occupant of the Building and Landlord or its Affiliates has other available space in the area in which the Project is located to accommodate such proposed transferee’s space needs, or (v) which intends to use, store, or generate any Hazardous Materials in, on or about the Premises. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder from and after the date of such transfer, if applicable (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). If Landlord fails to notify Tenant that it approves or disapproves the requested Transfer within 30 days after submission to Landlord of all of the items required under this Section l4.(a) and Tenant’s request for consent conspicuously states, “IF YOU DO NOT MAIL YOUR APPROVAL OR DISAPPROVAL OF THE REQUESTED TRANSFER WITHIN 30 DAYS AFTER YOU RECEIVE THIS REQUEST FOR CONSENT, YOUR APPROVAL OF THIS TRANSFER WILL BE DEEMED GIVEN,” then Landlord shall be deemed to have approved such Transfer. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or

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any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b) Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within seven business days following Landlord’s written cancellation notice.

(c) If no Event of Default exists, all compensation received by Tenant in connection with a Transfer relating to or otherwise allocable to this Lease in respect of the interval in question that exceeds the Base Rent and Operating Expenses allocable to the portion of the Premises covered thereby (“Excess Compensation”) for the same interval shall be payable as follows:

(1) first, to Tenant until Tenant has received an amount equal to all actual, third-party, out-of-pocket costs incurred by Tenant in connection with such Transfer (including brokerage commissions, attorneys’ fees and expenses, tenant finish-work, and other tenant inducements); and

(2) thereafter, 50% to Landlord and 50% to Tenant.

If an Event of Default occurs, all such Excess Compensation accruing thereafter shall be payable to Landlord. Tenant shall hold all amounts it receives which are payable to Landlord in trust and shall deliver all such amounts to Landlord within ten business days after Tenant’s receipt thereof.

(d) Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as (A) Tenant’s obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation; and (B) the tangible net worth of the surviving or created corporation is not less than the tangible net worth of Tenant as of the date of the merger or consolidation; or

(3) any corporation acquiring all or substantially all of Tenant’s assets if such corporation’s tangible net worth after such acquisition is not less than the tangible net worth of Tenant as of the date of such acquisition.

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Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the permitted use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms and conditions of this Section 14. “Tangible net worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

(e) Upon Tenant’s written request there for pursuant to a prospective Transfer and no more than once during any 90-day interval during the Term, Landlord shall provide to Tenant a description of all of the exclusive use and similar agreements then existing between Landlord and the other tenants of the Project.

15. CONDEMNATION.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking (or more than one-fourth of the number of parking spaces allocable to the Project become subject to a Taking and Landlord is unable to provide structured parking for Tenant’s employees or other reasonably acceptable alternative parking facilities for Tenant’s employees) and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Base Rent and Taxes and Operating Expenses shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Base Rent and Taxes and Operating Expenses shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15.(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award unless only one award is made by the condemning authority with respect to such Taking) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, any unamortized costs of

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improvements installed by Tenant at Tenant’s expense (thus, excluding, any improvements installed using the Construction Allowance [as defined in Exhibit B hereto]) moving costs, loss of business, and other claims it may have.

16. SURRENDER OF PREMISES—HOLDING OVER.

(a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant’s maintenance obligations) and damage by casualty or condemnation excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove the UPS System and the Generator & Diesel Tank and such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property from the Premises or such other property in the Project installed or owned by a Tenant Party as Landlord may request, provided such request is made within 20 days after the end of the Term; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 26. All work required of Tenant under this Section 16.(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.(a).

(b) If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to 150% of the daily Base Rent payable during the last month of the Term, even if Landlord consents to such holdover, unless Landlord agrees otherwise in writing. Additionally, unless Landlord consents in writing to such holdover, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys’ fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17. QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall be permitted to peaceably and quietly hold and enjoy the Premises and all other rights set forth in this Lease for the Term, without hindrance from Landlord or any other person or entity.

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18. EVENTS OF DEFAULT. Each of the following events shall constitute an “Event of Default” under this Lease:

(a) Tenant fails to pay any rent or any payment or reimbursement required under any other lease with Landlord after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 18.(a) on one occasion during the 12 month interval preceding such failure by Tenant.

(b) The filing of a petition by or against Tenant or any guarantor of Tenant’s obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petit; on shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

(c) Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 within ten days after written notice that any such lien or encumbrance is filed against the Premises.

(d) Tenant fails to provide any estoppel certificate after Landlord’s written request therefor and such failure shall continue for five business days after Landlord’s second written request thereof to Tenant.

(e) Tenant defaults under the Letter of Credit Agreement (defined below).

(f) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18) and such failure continues for 20 days after written notice thereof to Tenant; however, if such failure cannot be cured within such 20-day period and Tenant begins to cure such failure within such 20-day period and thereafter diligently pursues such cure to completion, such failure shall not be an Event of Default unless it is not cured within the earlier of (1) 60 days prior to the expiration of the Term or (2) 120 days after Landlord initially delivered to Tenant written notice of the failure in question.

(g) Tenant is unable to pay its obligations as they become due.

19. REMEDIES.

(a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(1) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19.(b), and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” under the heading “Treasury Bills” (or, if no such rate is published, the “Discount Rate” as published on such date under the “Money Rates” listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

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(2) Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section l9.(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord, in its sole but reasonable discretion, may determine (including a term different than the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or the business park of which the Building is a part. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of (so long as Landlord has used reasonable efforts to relet the Premises on the terms of this Section l9.(a)(2)), Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder, Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19.(a)(2). If Landlord elects to proceed under this Section 19.(a)(2), it may at any time elect to terminate this Lease under Section l9.(a)(1).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant, except to the extent otherwise required by Law.

(b) Following an Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant as determined in Landlord’s sole but reasonable discretion, to the extent allocable to the portion of the Term remaining as of the date of such reletting, with such costs amortized at the Default Rate over the term of such reletting, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), as determined in Landlord’s sole but reasonable discretion, to the extent allocable to the portion of the Term remaining as of the date of such reletting, with such costs amortized at the Default Rate over the term of such reletting, (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. Landlord’s receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord or Tenant, respectively. No waiver by Landlord or Tenant of any violation or breach of any of the terms contained herein shall waive Landlord’s or Tenant’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant it all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under

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various circumstances to take possession of such furniture, fixtures, equipment or other property, provided Landlord makes a reasonable inquiry into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord’s statutory lien or the security interest described in Section 26 or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord’s statutory lien or the security interest described in Section 26, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

(c) Except for any damages which Landlord may suffer because of Tenant’s holding over in the Premises following the expiration of the Term (for which Landlord may recover consequential damages from Tenant), the liability of Tenant to Landlord for any monetary damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential damages therefor. Nothing in this Section 19.(c) shall affect or limit Landlord’s rights to file legal actions to recover possession of the Premises, or for injunctive relief against Tenant, or any other non-monetary relief as provided in this Section 19.

20. LANDLORD’S DEFAULT. If Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure, Tenant’s exclusive remedies shall be either an action for damages or the right to perform emergency repairs as described in Section 4.(c). Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Project, and neither Landlord nor Landlord’s owners shall have any personal liability therefor. Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

21. MORTGAGES.

(a) This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”), and any ground lease, master lease, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 21 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten-day period, Landlord may execute the same as attorney-in-fact for Tenant.

(b) Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of Primary Lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, or by nationally recognized overnight courier specifying the default in reasonable detail to any Landlord’s Mortgagee whose

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address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

(d) Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the current Landlord’s Mortgagee, and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord’s Mortgagee, in the form of Exhibit G hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building; and further provided that any actual, out-of-pocket costs associated with obtaining the initial subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor. The subordination of Tenant’s rights hereunder to any future Landlord’s Mortgagee under Section 21.(a) shall be conditioned upon such future Landlord’s Mortgagee’s execution and delivery of a subordination, non-disturbance and attornment agreement in the form of Exhibit G hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders. If a form of subordination, non-disturbance and attornment agreement is used other than the form of Exhibit G hereto, Tenant shall not be obligated to agree to any modification of the terms of this Lease and Landlord shall reimburse Tenant all of Tenant’s reasonable, out-of-pocket attorneys’ fees and expenses incurred in connection with the negotiation of such other form document, up to a maximum amount of $2,000, within 30 days following written request by Tenant accompanied by reasonable supporting documentation therefor (e.g., invoices).

22. ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant, except to the extent otherwise the obligation of Landlord herein. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23. MISCELLANEOUS.

(a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and “Law” shall mean any of the foregoing; “Affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; “Tenant Party” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and “including” shall mean including, without limitation. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

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(b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease, in which case Landlord shall have no further liability hereunder for the obligations arising from and attributable to the period from and after the effective date of such assignment. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c) Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party. Pursuant to the provisions of Section 1.(c) hereof, no more than 60 Force Majeure Delay Days shall be applicable with respect to Landlord’s performance of the Work under Exhibit B hereto.

(d) Tenant shall, from time to time, within ten business days after request of Landlord, deliver to Landlord, or Landlord’s designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord to the extent the same are within Tenant’s knowledge after reasonable inquiry. Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten-day period, Landlord may do so as attorney-in-fact for Tenant. Landlord shall, from time to time, within ten business days after a request from Tenant, deliver to Tenant or Tenant’s designee, an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired term, and such other factual matters pertaining to this Lease as may be requested by Tenant to the extent the same are within Landlord’s knowledge after reasonable inquiry. Unless otherwise requested by Landlord’s Mortgagee or prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit D. If a form of estoppel certificate is used other than the form of Exhibit D hereto, Tenant shall not be obligated to agree to any modification of the terms of this Lease and Landlord shall reimburse Tenant all of Tenant’s reasonable, out-of-pocket attorneys’ fees and expenses incurred in connection with the negotiation of such other form document, up to a maximum amount of $500, within 30 days following written request by Tenant accompanied by reasonable supporting documentation therefor (e.g., invoices).

(e) This Lease, together with the Letter of Credit Agreement of even date herewith (the “Letter of Credit Agreement”) constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease and the Letter of Credit Agreement may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f) All obligations of Tenant and Landlord hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by

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Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for Operating Expenses for the year in which the Term ends, subject to reconciliation after the end of the Term as provided herein for any other year. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the cast. may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23.(f). Additionally, following the expiration or earlier termination of the Term of this Lease, the letter of credit referred to in the Letter of Credit Agreement shall be returned to Tenant on the terms and conditions set forth in the Letter of Credit Agreement.

(g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h) All references in this Lease to “the date hereof’ or similar references shall be deemed to refer to the last date, in point of time, on which both parties hereto have executed this Lease.

(i) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease other than Trammell Crow Dallas/Fort Worth, Ltd. and CB Richard Ellis (collectively, the “Brokers”), whose commissions shall be paid by Landlord pursuant to separate written agreements between Landlord and the Brokers. Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees, and other liabilities for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party, and Landlord shall indemnify and hold harmless Tenant against all costs, attorneys’ fees and other liabilities in connection with the commission payable to the Brokers.

(j) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(k) If Tenant is no longer leasing 100% of the rentable square feet of the Building, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall be in Landlord’s sole but reasonable discretion. Regardless of whether Tenant is leasing 100% of the rentable square feet of the Building, all providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

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(l) Tenant shall not record this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord.

(m) Tenant shall pay interest on all past-due rent from the date due until paid at the lesser of the maximum lawful rate or the rate of eighteen percent (18%T per annum (the “Default Rate”). In no event, however, shall the charges permitted under this Section 23 .(m) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(n) Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

24. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

(a) All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice or notice by nationally overnight delivery service documenting delivery), (2) receipt after deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25. HAZARDOUS WASTE. The term “Hazardous Substances,” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided such Permitted Activities are part of the permitted use and conducted in accordance with all Environmental Laws; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or

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subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not bring any Hazardous Substances onto the Premises, except for the Permitted Materials, and if so brought thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to have been contaminated or subjected to such conditions by a Tenant Party, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor. Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant’s right to possess the Premises ends. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the actual cost thereof within ten days after Landlord’s request therefor.

26. LANDLORD’S LIEN. Landlord waives all contractual, statutory, and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, fixtures, inventory, furnishings, chattels, accounts and assets (“Tenant’s Property”) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant’s Property, at which time Landlord shall have such lien rights at law and in equity to enforce and collect such judgment and Tenant’s obligations under this Lease.

27. NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer to enter into this Lease. Tenant shall have no rights under this Lease or in or to the Premises, unless and until Landlord has executed a copy of this Lease and delivered it to Tenant.

28. CONDITIONAL ABATEMENT OF BASE RENT. Base Rent shall be conditionally abated during the first 70 days of the Term. Commencing with the 71st day of the Term, Tenant shall make Base Rent payments as otherwise provided in the Lease. Notwithstanding such abatement of Base Rent (a) all other sums due under the Lease, including Tenant’s share of Taxes and Operating Expenses, shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth in the Lease shall occur on the dates scheduled therefor. The abatement of Base Rent provided for in this Section 28 is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Term an Event of Default by Tenant occurs, and, as a result thereof, either Tenant’s right to possess the Premises is terminated or the Lease is terminated by Landlord, then the abatement of Base Rent provided for in this Section 28 shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Base Rent herein abated.

29. EARLY ACCESS. Tenant may enter the Premises before the Work is Substantially Completed to perform work therein, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not unreasonably interfere with Landlord’s Work, and (c) Tenant shall deliver to Landlord evidence that the insurance required under Section 9 of this Lease has been obtained. Any such entry shall be on the terms of this Lease, but no rent shall accrue in respect of Base Rent (or Operating Expenses or Taxes under Section 2.(c) of this Lease), during the period that Tenant so enters the Premises prior to the Commencement Date. Tenant shall conduct its activities therein so as not to unreasonably interfere with Landlord’s construction activities, and shall do so at its risk and expense. If, in

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Landlord’s sole but reasonable judgment, Tenant’s activities therein interfere with Landlord’s construction activities, Landlord may terminate Tenant’s right to enter the Premises before the Commencement Date.

30. SIGNS. Provided that the installation and maintenance thereof complies with all Laws, and Tenant has received all approvals, consents, and permits required by Law therefor, Tenant may install and maintain up to one sign on the facade of the Building and may install signs bearing Tenant’s name and/or logo on the exterior doors of the Building and one sign painted on the roof of the Building (each, a “Sign” collectively, the “Signs”), provided that, in each case, the Sign’s design, color scheme, location, material composition, and method of installation are approved by Landlord and, with respect to the roof sign, will not impair or invalidate Landlord’s roof warranty. Tenant shall maintain such Signs in a good, clean, and safe condition, and method of installation approved with all Laws. Tenant shall repair all damage caused by the installation, use, maintenance, and removal of the Signs and, upon their removal, restore the Building where such signs were located to its condition immediately before the installation thereof (ordinary wear and tear excepted). Within 30 days after the earlier of(a) termination of Tenant’s right to posses the Premises or (b) the end of the Term, Tenant shall remove the Signs and perform all restoration work as provided above and, with respect to the roof sign, repaint over such sign in a color matching the remaining portion of the roof in a manner that will not impair or otherwise invalidate Landlord’s roof warranty. If Tenant fails to do so within such 30-day period, Landlord may, without compensation to Tenant, perform such work and dispose of the Signs in any manner it deems appropriate or deem such signs abandoned and, after removing Tenant’s logo therefrom, use such Signs; Tenant shall pay to Landlord all actual, out-of-pocket costs incurred in connection therewith within 30 days after Landlord’s request therefor. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the Signs; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective Affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Sign, including, without limitation, that arising from Landlord’s negligence (other than its sole or gross negligence). The rights granted to Tenant under this Section 30 are personal to ATX Technologies, Inc., may not be assigned to any party without Landlord’s express prior written consent specifically consenting to the assignment of Tenant’s signage rights under this Section 30, which consent shall not be unreasonably withheld, and may be revoked by Landlord if Tenant ceases to occupy at least 30,000 rentable square feet in the Building.

31. EXTENSION OPTIONS. Provided no Event of Default exists, Tenant may renew this Lease for two additional periods of five years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than six months before the expiration of the Term in question. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) The Base Rent payable for each month during each such extended Term shall be the fair market rental rate (the “Fair Market Rental Rate”) for the time period such determination is being made for space in similar buildings in the vicinity of the Building of comparable age, quality and condition for space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account;

(b) Tenant shall have no further renewal options (other than those set forth herein) unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the

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like) or other lessee inducements, unless any such allowances were included when determining the Fair Market Rental Rate.

Within 30 days after receipt of Tenant’s written notice to renew, Landlord shall deliver to Tenant written notice of the Fair Market Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten business days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Fair Market Rental Rate. If Tenant rejects Landlord’s determination of the Fair Market Rental Rate and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Fair Market Rental Rate be made by brokers. In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years experience in appraising property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20 day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Fair Market Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Fair Market Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant’s rights under this Section 31 shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, or (2) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof. Tenant’s rights under this Section 31 are personal to Tenant and may only be exercised by Tenant or a Permitted Transferee.

32. CONSENTS. If either party’s consent or approval is required for the other party to take any action hereunder, then, except as otherwise provided herein, such party’s consent or approval shall not be unreasonably withheld, conditioned or delayed. Nothing in this Section 32 shall affect Landlord’s ability to exercise its rights and remedies hereunder in respect of a default or the cure thereof in its sole and absolute discretion. It shall not be unreasonable for Landlord to withhold its consent to a matter if such matter requires the consent of a Landlord’s Mortgagee that is not an affiliate of Landlord, and Landlord’s Mortgagee does not consent to the matter in question; however, Landlord shall use reasonable diligent efforts to obtain such consent for any matter to which Landlord would have otherwise consented.

33. UPS SYSTEM. Tenant may maintain an uninterrupted power system in the Premises (including back-up batteries) (collectively, the “UPS System”) at a location reasonably acceptable to Landlord, provided that the installation, maintenance and use thereof complies with Law and such installation is made in accordance with plans and specifications therefor that have been approved by Landlord. Tenant shall maintain the UPS System in good repair and condition and maintain and operate the UPS System in accordance with Laws. Tenant shall, and at Landlord’s request and Tenant’s sole risk and expense, remove the UPS System (including all piping, wiring, fixtures related thereto), within 30 days after the occurrence of any of the following events: (1) the termination of Tenant’s right to possess the Premises; (2) the termination of the Lease; (3) the expiration of the Term; or (4) Tenant’s abandoning the Premises. If Tenant fails to do so, Landlord may remove the UPS System and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within 30 days after Landlord’s request therefor. Subject to Section 11.(c), Tenant shall repair any damage to the Building caused by or relating to the UPS System, including that which is caused by its

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installation, maintenance, use, or removal. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the UPS System; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective Affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the UPS System, including, without limitation, that arising from Landlord’s negligence (other than its gross negligence or wilful misconduct). All work relating to the UPS System shall be coordinated with Landlord and shall be at Tenant’s expense.

34. GENERATOR AND DIESEL TANK. Tenant may, at its risk and expense, install a generator and diesel tank and related piping, wiring and fixtures (collectively, the “Generator & Diesel Tank”) on the Land adjacent to the Building at a location approved by Landlord (“Tank Site”). To the extent that any permits or registrations are required for the installation or operation of the Generator & Diesel Tank, they shall be obtained in Tenant’s name. Before installing the Generator & Diesel Tank, Tenant shall submit to Landlord for its approval (which approval shall be in Landlord’s sole discretion) plans and specifications which (a) specify in detail the design, location, size, and color of the Generator & Diesel Tank and the method of installation thereof and (b) are sufficiently detailed to allow for the installation of the Generator & Diesel Tank in a good and workmanlike manner and in accordance with all Laws. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Generator & Diesel Tank in accordance with all Laws and shall obtain all consents and permits required for the installation and operation thereof; copies of all such installation permits and (if possible) the operating permits and evidence of such consents must be submitted to Landlord before Tenant begins to install the Generator & Diesel Tank. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Generator & Diesel Tank while it is on the Premises. Tenant shall install a solid barrier around the Generator & Diesel Tank to protect it from possible damage or injury which wall must be aesthetically comparable to the exterior walls of the Building-and otherwise comply with Landlord’s specifications. Tenant shall maintain the Generator & Diesel Tank and barrier wall in good repair and condition and maintain and operate the Generator & Diesel Tank in accordance with Laws. Tenant shall comply with all Laws regarding Tenant’s use of diesel fuel in or at the Premises. Tenant hereby represents, warrants and covenants with Landlord that all employees involved in the construction, filling and removal of material from the Generator & Diesel Tank have been or will be properly trained and certified to do so before performing any such work. Tenant shall, and at Landlord’s request and Tenant’s sole risk and expense, remove the Generator & Diesel Tank (including all piping, wiring, fixtures related thereto), within 30 days after the occurrence of any of the following events: (1) the termination of Tenant’s right to possess the Premises; (2) the termination of the Lease; (3) the expiration of the Term; or (4) Tenant’s vacating the Premises. If Tenant fails to do so, Landlord may remove the Generator & Diesel Tank and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within 30 days after Landlord’s request therefor. Subject to Section 11.(c), Tenant shall repair any damage to the Building caused by or relating to the Generator & Diesel Tank, including that which is caused by its installation, maintenance, use, or removal. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the Generator & Diesel Tank; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective Affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Generator & Diesel Tank, including, without limitation, that arising from Landlord’s negligence (other than its gross negligence or wilful misconduct). All work relating to the Generator & Diesel Tank shall be coordinated with Landlord and shall be at Tenant’s expense. To the extent any such work may affect the roof of this Building, such work shall be coordinated with Landlord’s roofing contractor so as not to affect any warranty for the Building’s roof.

35. SATELLITE DISH. Provided that Tenant complies with the terms of this Section 35, Tenant may, at its risk and expense, install a satellite dish/antenna and related wiring (collectively, the “Satellite

26

Dish”) as described in the equipment and installation specifications (the “Equipment Specifications”) attached hereto as Exhibit F-I, on the roof of the Building at a location approved by Landlord pursuant to the installation standards (the “Installation Standards”) attached hereto as Exhibit F-2. Tenant hereby acknowledges that the Satellite Dish will be exclusively used by Tenant in conjunction with Tenant’s permitted use, and shall not be used for the purpose of generating revenue directly from such operation of the Satellite Dish. Tenant further acknowledges that any operation of the Satellite Dish for the purpose of generating revenue shall require Landlord’s prior written consent, which consent will be evidenced by a separate written document (the “Landlord’s Antenna Site Agreement”) between Landlord and Tenant. Before installing the Satellite Dish, Tenant shall submit to Landlord for its approval (which approval shall be in Landlord’s sole discretion) plans and specifications which (a) specify in detail the design, location, size, and frequency of the Satellite Dish and (b) in accordance with Exhibit F-3 hereto, are sufficiently detailed to allow for the installation of the Satellite Dish in a good and workmanlike manner and in accordance with all Laws. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Satellite Dish in accordance with all Laws and shall obtain all permits required for the installation and operation thereof; copies of all such installation permits and (if possible) the operating permits must be submitted to Landlord before Tenant begins to install the Satellite Dish. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Satellite Dish while it is on the Building and operate and maintain the Satellite Dish in such a manner so as not to unreasonably interfere with any other satellite, antennae, or other transmission facility on the Building’s roof or in the Building. To the extent Tenant’s Satellite Dish does interfere with any other satellite antenna installed prior to Tenant’s Satellite Dish, or other transmission facility on the Building’s roof or in the Building, upon notice of such interference Tenant shall eliminate the interference or remove the Satellite Dish. Landlord may require that Tenant screen the Satellite Dish with a parapet wall or other screening device acceptable to Landlord. Tenant shall maintain the Satellite Dish and the screening therefor in good repair and condition. Tenant may only use the Satellite Dish in connection with Tenant’s business. Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise. Tenant shall, at its risk and expense, remove the Satellite Dish, within five days after the occurrence of any of the following events: (1) the termination of Tenant’s right to possess the Premises; (2) the termination of the Lease; (3) the expiration of the Term; or (4) Tenant’s abandoning the Premises. If Tenant fails to do so, Landlord may remove the Satellite Dish and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten days after Landlord’s request therefor. Tenant shall repair any damage to the Building caused by or relating to the Satellite Dish, including that which is caused by its installation, maintenance, use, or removal. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the Satellite Dish; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Satellite Dish, including, without limitation, that arising from Landlord’s negligence (other than its sole or gross negligence or willful misconduct). All work relating to the Satellite Dish shall, at Tenant’s expense, be coordinated and comply with the Installation Standards and any other requirements set forth by Landlord’s then current rooftop manager, if any.

36. PARKING SPACES.

(a) Landlord shall provide Tenant with unreserved, uncovered self-parking spaces based on a maximum of one parking space per 207.75 rentable square feet in the Premises within the Project’s surface parking lot (the “Parking Area”) for the use by Tenant’s employees, agents and invitees. Tenant may label and designate, following Landlord’s reasonable approval with respect thereto and at Tenant’s expense, up to a maximum of ten percent of the spaces as reserved spaces in the area adjacent to the Premises reasonably acceptable to Landlord. Subject to the terms of this Lease, the Parking Area shall be available for use 24 hours

27

a day, every day of the year during the Term. Subject to Tenant’s right to self-manage the Building as provided in Section 40, Landlord shall keep and maintain the Parking Area in a clean and neat condition and illuminated during all hours of darkness.

(b) If Tenant, its employees, licensees or guests are not able to use the Building Parking Area and access ways thereto because of unauthorized use by others, Landlord shall take reasonable steps to end and prevent further unauthorized use including, if appropriate, posting signs, distributing parking stickers and towing away unauthorized vehicles.

(c) If Tenant leases additional space in the Building, the maximum number of parking spaces in the Building Parking Area allocated to Tenant may, at Tenant’s option, be increased by five parking spaces per 1,000 rentable square feet of additional area leased by Tenant.

37. ENVIRONMENTAL REPORT. Landlord has provided to Tenant a copy of a Phase I Environmental Site Assessment (HBC Report No.41-2117-97) (the “Report”) with respect to the Land, dated September 18, 1997, prepared by HBC Engineering, Inc. (“Consultant”). Tenant agrees not to release the Report, or a copy of it, or any part of it, or disclose any of the information contained in the Report to any third party (other than Tenant’s counsel) without the express prior written consent of Landlord. Such consent shall not be unreasonably withheld as long as the proposed party to whom the report is given executes a letter agreement containing covenants similar to this Section 37. Tenant releases Landlord for any inaccuracies, omissions, or errors contained in the Report. Tenant agrees that it will not rely on the Report and it will make whatever independent investigation it feels is necessary to investigate the environmental and other conditions of the Land. Tenant agrees that Landlord has no duty to provide it with the Report, to correct any inaccuracies, errors, or omission in the Report, to supplement the Report with any additional information, or to provide Tenant with any information concerning the environmental conditions of the Land. Tenant agrees that Landlord considers the Report to be confidential proprietary information and Tenant agrees to maintain the confidentiality and security of the Report information in accordance with the highest standards of confidentiality and security associated with the protection of “trade secrets.” Landlord hereby expressly disclaims responsibility for the investigation of the Land by Tenant and further disclaims any responsibility for the contents of the Report. Tenant’s obligations pursuant to this Section 37 shall survive the expiration or termination of this Lease.

38. ENVIRONMENTAL REPRESENTATIONS. To Landlord’s current, actual knowledge as of the date of this Lease (and without independent investigation), there are no Hazardous Substances affecting the Project other than those disclosed in the Report (if any) and those disclosed in the base building plans and specifications, including the materials list included therewith, a copy of which has been delivered to Tenant.

39. INTERNAL STATUTE OF LIMITATIONS. Notwithstanding anything to the contrary in this Lease, any charges due to be paid by either Landlord or Tenant to the other party hereto, other than Base Rent and any charges or other sums pertaining to the indemnity and insurance obligations of Tenant under this Lease, shall be deemed waived by the other party hereto unless invoiced to the party owing such amount prior to the expiration of the later of (1) one full calendar year following the expiration of the Term or (2) one full calendar year following the date that Landlord is required to deliver the last Expense Statement as provided in Section 2.(c).

40. TENANT’S SELF-MANAGEMENT. Tenant shall self-manage the Project on the following terms and conditions:

(a) Notwithstanding anything to the contrary contained in this Lease including the terms and provisions of Section 4.(a), Tenant (and not Landlord) shall be responsible for maintaining the Common

28

Areas and the roof of the Building, consistent with the standards of first class office buildings in the area in which the Building is located.

(b) Tenant shall promptly pay, before delinquency, all Operating Expenses associated with the Project, (excluding a management fee to Landlord) directly to the supplier or vendor of such services; however, (1) Tenant shall pay to Landlord the estimated monthly installments with respect to Taxes as contemplated in Section 3.(b), and (2) Landlord shall pay to Tenant within 30 days following written request therefor and reasonable supporting documentation with respect thereto (e.g., invoices) for the cost of performing any maintenance or Operating Expense that are not the obligation of Tenant herein. Notwithstanding the foregoing, in no event shall Landlord be obligated to reimburse Tenant any expenses under this Section 40 unless and until Landlord has previously approved in writing the work in question and the cost with respect thereto prior to the installation or performance thereof. To the extent that Landlord pays any of such Operating Expenses (e.g., insurance expenses, Taxes, etc.), Tenant shall reimburse Landlord in the manner described in Section 3.(b) or, if Landlord pays such amounts in a lump sum, Tenant shall reimburse Landlord within 30 days following written request therefor and reasonable supporting documentation with respect thereto (e.g., invoices);

(c) Tenant may install upgrades to the existing landscaping surrounding the Project so long as Tenant complies with all Laws with respect thereto, including the regulations of Freeport Association;

(d) Tenant shall maintain the Building’s Systems in good repair and condition and in accordance with all applicable Laws and with such equipment manufacturers’ suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order (however, Tenant shall only be obligated to pay for such items to the extent that the cost thereof would be included in Operating Expenses under the terms of this Lease, and any additional expenses shall be first approved in writing by Landlord). If Tenant is not properly maintaining the Project and such failure continues for 30 days after Landlord’s written notification thereof to Tenant, Landlord may have such items performed and thereafter Tenant shall reimburse Landlord the reasonable, out-of-pocket expenses incurred by Landlord in connection with such work within 30 days after written request together with reasonable supporting documentation therefor (e.g., invoices); and

(e) If, while Tenant is self-managing the Project, Tenant ceases to lease 100% of the rentable square feet of the Building or an Event of Default occurs, Landlord may terminate such self-management right by notifying Tenant thereof in writing and thereafter Landlord shall begin to provide the services to be provided by Landlord under this Lease.

41. NO WARRANTIES. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

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Executed as of the date first written above.

TENANT:	ATX TECHNOLOGIES, INC., a Texas corporation

By:

Steven W. Riebel, President & CEO

Address: 10010 San Pedro, Suite 200
San Antonio, Texas 782 16-3847
Telephone: 210-979-4999
Fax: 210-979-4668
Invoices To: 8550 Freeport Parkway
Irving, Texas 75063
Copies To: 10010 San Pedro, Suite 200
San Antonio, Texas 78216-3 847
Attention: Michael D. Coffer, CFO

FREEPORT #2, L.P., a Texas limited partnership

	By:	1996 DFW Office, Inc., a Delaware corporation, its sole general partner

By:

Thomas A. Leiser, Executive Vice President

	Address:	2200 Ross Avenue, Suite 3700 Dallas, Texas 75201
	Telephone:	214-979-6166
LANDLORD:	Fax:	214-979-6355

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EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

BEING a tract of land in the JEFFERSON TILLEY SURVEY, ABSTRACT NO. 1474, Dallas County, Texas, and being Lot 5, Block B of DFW FREEPORT REVISED 1ST AND 2ND INSTALLMENT, an Addition to the City of Irving, Dallas County, Texas as recorded in Volume 80009, Page 2532, Map Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a ½ inch iron rod with a yellow plastic cap stamped “HALFF ASSOC., INC.” (hereafter referred to as “with cap”) set at the eastern corner of a corner clip located at the intersection of the southeast line of Freeport Parkway (a 65 foot right-of-way), with the southwest line of Sterling Street (a 55 foot right-of-way);

THENCE South 35 degrees 40 minutes 50 seconds East, along said Southwest line, a distance of 370.08 feet to a ½ inch iron rod found for corner, said point being the most Northerly corner of Commerce Park at DFW Freeport, an Addition to the City of Irving, as recorded in Volume 85133, Page 5036, Map Records, Dallas County, Texas;

THENCE South 42 degrees 02 minutes 24 seconds West, departing said southwest line and along the common line between said Lot 5, Block B and said Commerce Park at DFW Freeport, a distance of 469.51 feet to a ½ inch iron rod with cap found for corner at the most easterly corner of Royal Port Centre, Revised, an Addition to the City of Irving, as recorded in Volume 90053, Page 493, Map Records, Dallas County, Texas, said point being on a circular curve to the right having a radius of 600.00 feet and whose chord bears North 41 degrees 49 minutes 11 seconds West, 128.34 feet;

THENCE Northwesterly, departing the Westerly line of said Commerce Park at DFW Freeport and along the common line between said Lot 5, Block B and said Royal Port Centre and along said curve, through a central angle of 12 degrees 16 minutes 43 seconds, an arc distance of 128.59 feet to a  1/2 inch iron rod with cap found for the point of tangency of said curve;

THENCE North 35 degrees 40 minutes 50 seconds West continuing along the last mentioned common line, a distance of 356.15 feet to a  1/2 inch iron rod with cap found for corner;

THENCE North 00 degrees 07 minutes 37 seconds West continuing along said common line, a distance of 129.05 feet to a ½ inch iron rod with cap found for corner on the Southeasterly line of said Freeport Parkway, said point being on a circular curve to the left having a radius of 542.50 feet and whose chord bears North 72 degrees 05 minutes 47 seconds East, 331.26 feet;

THENCE Northeasterly along said Southeasterly line of Freeport Parkway and along said curve, through a central angle of 35 degrees 33 minutes 13 seconds, an arc distance of 336.64 feet to a ½ inch iron rod with cap set for the point of tangency of said curve;

THENCE North 54 degrees 19 minutes 10 seconds East, continuing along said southeasterly line, a distance of 64.34 feet to a ½ inch iron rod with cap set for corner;

THENCE South 80 degrees 40 minutes 50 seconds East departing said southeasterly line, a distance of 25.00 feet to the POINT OF BEGINNING and containing 220,606 square feet or 5.064 acres of land, more or less.

A-1

[GRAPHIC]

PARKING PROVIDED:
STANDARD SPACE:	231 SPACES
SMALL CAR SPACE:	43 SPACES
HANDICAP SPACE:	07 SPACES

TOTAL PARKING PROVIDED	281 SPACES

A-2

EXHIBIT B

TENANT FINISH-WORK; ALLOWANCE

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans.

(a) Preparation and Delivery. On or before the earlier of (1) August 9, 1999, or (2) the tenth day following the date of this Lease (such earlier date is referred to herein as the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by Alliance Architects, Inc. or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within three business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within two business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within two business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plan Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).

3. Working Drawings.

(a) Preparation and Delivery. On or before the earlier of (1) August 15, 1999, or (2) the 10th day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (such earlier date is referred to herein as the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the constriction of the improvements called for under this Exhibit in accordance with all applicable Laws. If Tenant fails to timely deliver such drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within five business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within three business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within five business days (or, in the case of resubmitted working drawings, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. For each day that the working drawings are not fully approved by both Tenant and Landlord after August 25, 1999, each such day shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (3) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any changes thereto approved in writing by Landlord and Tenant, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

4. Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord. Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such two business day period, Tenant shall be deemed to have approved the bids. Within five business days following Landlord’s submission to Tenant of the initial construction bids to Tenant, Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day.

5. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s systems (including any alterations to the Building’s restrooms or the mechanical rooms), (b) the exterior appearance of the Building, (c) the appearance of the Building’s common areas or elevator lobby areas or (d) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in Tenant’s Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. Definitions. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work that occurs (a) because of any change by Tenant to the Space Plans or Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (c) because a Tenant Party otherwise delays completion of the

Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings so that the Premises may be used for general office use and the so-called “green-tags” have been issued by the appropriate governmental authorities to enable Tenant to occupy the Premises. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

7. Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. Upon Substantial Completion of the Work in the Premises, Landlord and Tenant shall execute the form of letter attached to this Lease as Exhibit C. If Tenant occupies the Premises without executing such letter, Tenant shall be deemed to have accepted the Premises and the Work therein for all purposes without exception.

8. Excess Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined), together with the amount of the Tenant’s Optional Allowance if Tenant elects to use such allowance, shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the sum of the Construction Allowance and the amount of Tenant’s Optional Allowance if Tenant has elected a disbursement of such amount pursuant to Section 10 of this Exhibit B. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (I) the amount of the advance payment already made by Tenant, (2) the amount of the Construction Allowance (plus the amount of Tenant’s Optional Allowance if Tenant has elected a disbursement of such amount pursuant to Section 10 of this Exhibit B), and (3) the cost reasonably estimated by Landlord for completing all punchlist items. Upon completion of the punchlist items, Tenant shall pay to Landlord the cost incurred in completing the same. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

9. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $25.00 per rentable square foot in the Building Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Construction Allowance (and Tenant’s Optional Allowance [defined below], if any) must be used within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

10. Tenant’s Optional Allowance. Upon Tenant’s written request therefor delivered to Landlord no later than 60 days following the Commencement Date and provided that no Event of Default then exists, Landlord shall provide to Tenant an additional construction allowance equal to the lesser of (a) $10.00 per rentable square foot in the Building Premises or (b) the amount by which the Total Construction Costs exceed the Construction Allowance (such lesser amount is referred to herein as the “Tenant’s Optional Allowance”). Tenant’s Optional Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as and when the cost of the Work is actually incurred and paid by Landlord. If Tenant requests Landlord to disburse Tenant’s Optional Allowance, Landlord and Tenant shall either (I) enter into an amendment to this Lease or, in Landlord’s sole and absolute discretion, (2) enter a new Lease Agreement amending and restating this Lease in its entirety, in either case (A) removing any then-inapplicable provisions of this Lease, (B) confirming such factual matters (to the extent the same are true) as Landlord or Tenant may reasonably request, and (C) providing that Tenant’s monthly Base Rent obligations hereunder shall increase by the amount of a monthly payment to fully amortize a hypothetical loan assuming (i) an original principal balance equal to Tenant’s Optional Allowance, (ii) an interest rate of 10% per annum, and (iii) the loan is payable in the number of full calendar months then remaining in the Term. For example, if the interest rate equals 10% per annum, the Tenant’s Optional Allowance equals $480,320 (representing $10.00 per rentable square foot in the Premises), and at the time of Tenant’s request therefor 119 full calendar months then remain in the Term, Tenant’s monthly Base Rent obligations would increase in the amount of $6,378.60 (being the amount of the hypothetical loan payment described above). In no event shall Landlord be obligated to pay a commission with respect to Tenant’s Optional Allowance and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed with respect to Tenant’s Optional Allowance by any broker or agent claiming the same by, through, or under the indemnifying party.

11. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and ad as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to four percent of the Total Construction Costs.

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Debbie Woosley
c/o Trammell Crow Dallas/Fort Worth, Ltd.
2200 Ross Avenue, Suite 3700
Dallas, TX 75201
Telephone: 214-979-6112
Telecopy: 214-979-6377

Tenant’s Representative:	Jimmy Stovall
c/o Protection One Mobile Services Group
6225 North Highway 161, Suite 300
Irving, Texas 7503 8-2226
Telephone: 972-916-6161
Telecopy: 972-916-6600

13. Warranties. To the extent they may be assigned, Landlord hereby assigns to Tenant, on a non-exclusive basis, all guaranties and warranties related to the portions of the Premises and components thereof that Tenant is obligated to maintain, including the existing warranty with respect to the roof of the Building. Such assignment shall be limited to enforcement of such guaranties and warranties, and Tenant may not amend such guaranties or warranties. Landlord shall provide reasonable assistance to Tenant in obtaining the benefits of such guaranties and warranties; however, Landlord shall not be obligated to incur any expenses in connection therewith unless Tenant first agrees in writing to reimburse Landlord for Landlord’s costs in connection with such assistance. Landlord may rescind this assignment while an Event of Default exists by delivering to Tenant written notice thereof. This assignment will cease to be effective upon the earlier of the end of the Term or the termination of Tenant’s right to possess the Premises.

14. Miscellaneous. To the extent not inconsistent with this Exhibit, Section 6 (other than the construction management fee referenced in the last sentence thereof) and Section 16.(a) of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT C

CONFIRMATION OF COMMENCEMENT DATE

                    , 1999

ATX Technologies, Inc.

10010 San Pedro, Suite 200

San Antonio, Texas 782 16-3847

Re:	Lease Agreement (the “Lease”) dated August 6, 1999, between FREEPORT #2, L.P., a Texas limited partnership (“Landlord”), and ATX TECHNOLOGIES, INC., a Texas corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the permitted use.

2. Commencement Date. The Commencement Date of the Lease is                     , 1999.

3. Expiration Date. The Term is scheduled to expire on the last day of the 120th full calendar month of the Term, which date is                     , 2009.

4. Contact Person. Tenant’s contact person in the Premises is:

ATX Technologies, Inc.

8550 Freeport Parkway, Suite 100

Irving, Texas 75063

Attention:

Telephone:         -        -

Telecopy:           -        -

5. Ratification. Each of Landlord and Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to the other party hereto that it has no defenses thereto. Additionally, each of Landlord and Tenant further confirms and ratifies that, as of the date hereof and to the best of its knowledge after reasonable inquiry, (a) the Lease is and remains in good standing and in full force and effect, and (b) such party has no claims, counterclaims, set-offs or defenses (except those expressly set forth in the Lease) against the other party hereto arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

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6. Binding Effect; Governing Law. The Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

FREEPORT #2, L.P., a Texas limited partnership

By:	1996 DFW Office, Inc., a Delaware corporation, its sole general partner

By:

Name:

Title:

Agreed and accepted:

ATX TECHNOLOGIES, INC., a Texas corporation

By:

Name:

Title:

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EXHIBIT A

PUNCHLIST ITEMS

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EXHIBIT D

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                      a                     , as Landlord, and the undersigned as Tenant, for the Premises on the              floor(s) of the office building located at                     ,                      and commonly known as                             , and hereby certifies as of the date hereof as follows:

1. The Lease consists of the original Lease Agreement dated as of                     , l99     between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

                                                                                                                                                                                                                                                                      .

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                     , 199   and the Term expires, excluding any renewal options, on                     , 200  , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Base Rent, all additional rent and all monthly installments of estimated additional rent have been paid through                     . The current monthly installment of Base Rent is $                    .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge following reasonable inquiry, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State in which the Premises are located and that Tenant has full

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right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and the terms of the Lease, the undersigned has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property. However, except for an intentional misrepresentation hereunder, Tenant shall not be liable for such parties’ reliance upon such statements, but Tenant shall be estopped from asserting a position contrary to the information contained herein.

Executed as of                     ,199  .

TENANT:	,
a

By:
Name:
Title:

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

A. The following rules and regulations shall apply if Tenant is leasing 100% of the rentable square feet of the Building:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. Except as permitted in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Project visible from the exterior of the Project without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Prior to installing any door locks in any portion of the Building, Tenant shall provide to Landlord at Tenant’s expense keys to all such locks.

5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby unless Tenant has adequately protected floors and, if necessary, walls of common area corridors, and Tenant uses the freight elevators for moving such items in and out of the Premises. Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner consistent with the Building’s structural design which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed in accordance with all local fire and safety codes and all other applicable Laws.

8. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean.

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9. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

10. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the valid towing or booting of any vehicles belonging to a Tenant Party.

B. The following rules and regulations shall apply (together with the rules and regulations set forth in A above) if Tenant is leasing less than 100% of the rentable square feet of the Building:

1. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

2. Corridor doors, when not in use, shall be kept closed.

3. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

4. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

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EXHIBIT F-1

EQUIPMENT AND INSTALLATION SPECIFICATIONS

MAKE:

MODEL:

CABLE:

ERP EMISSIONS:

INSTALLATION AND MOUNTING: Please state whether the equipment on the roof will be self-support, skid mounted or bolted to the rooftop. If bolted, please give details of mount and how attached to rooftop.

NOTE: No penetration to the building structure may be performed without the prior written approval of Landlord, its Manager, employees, representatives or agents. Under no circumstances shall the roof surface be penetrated, altered or damaged. Tenant’s installation shall in no way void or limit the roof warranty currently existing at the Building. In the event Tenant has installed Tenant’s Equipment in any manner which voids or limits any warranty or guaranty with respect to the roof of the Property, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord as result of such impairment of such warranty or guaranty, without setoff or deduction, upon demand therefore. Tenant’s obligations under this section shall survive the expiration or termination of this Agreement and Amendment.

If Tenant is no longer leasing 100% of the rentable square feet of the Building, Landlord, Manager, employees, representatives or agents shall have the right, upon thirty (30) days prior written notification to Tenant, to require the Tenant, at Tenant’s expense, to relocate Tenant’s Equipment and Landlord shall reimburse Tenant’s actual out-of-pocket expenses incurred in connection with such relocation. If Tenant’s Equipment is not relocated as per Landlord’s written request, Landlord, Manager, employees, representatives or agents shall have the right to relocate Tenant’s Equipment and Tenant shall reimburse Landlord for all costs and expenses associated with same.

F-1-1

EXHIBIT F-2

INSTALLATION STANDARDS

1. PRE-INSTALLATION REQUIREMENTS

(a) Prior to a station being placed in service, it must be equipped with the following protective devices:

(1)	Transmitter shield kit;

(2)	Proper isolation, filter and interference protection equipment;

(3)	Lightning Arrestor; and

(4)	Ground strap, minimum number 6 copper wire or copper braid, V2” width using compression type fittings only on all transmission lines and cabinets.

(b) A frequency compatibility study may be performed to ensure that no interference will occur to existing equipment or to the surrounding area.

(c) RF devices external to the station cabinet are not permitted without the approval of Landlord. The station cabinet shall be of sufficient size to house duplexors, cavities, isolators, etc.

2. INSTALLATION

(a) Installation of station equipment shall be accomplished in a professional manner using good engineering practice and quality craftsmanship. Station cabinets will be installed in the space allocated by Landlord.

(b) Antennas and transmission lines are to be provided by the Tenant.

(c) Antennas, base stations and all related equipment may not be moved or removed without the consent of Landlord.

(d) Transmission lines entering a cabinet must be ½ Jacketed Heliax or larger and must terminate in a properly installed Polyphaser type lightning arrestor or equivalent.

(e) On all stations except 800 MHZ RG/9, RG/2 14 or Belden 9913 (or equivalent) must be used for intercabling within the cabinet, and for soft jumpers to the heliax cable. 800 MHZ equipment shall use RG/400 or RG/87 for intercabling within the cabinet.

(f) The use of RG/8 or RG5 8 is not permitted on transmitting equipment.

(g) All power and telephone line cables shall be protected by grommets where they enter the station cabinets.

(h) All equipment shall obtain power from separately metered receptacles to be installed by Tenant and at Tenant’s expense. Existing receptacles may be used if previously agreed by Landlord. Under NO circumstances is one station to be plugged into the accessory outlets for another station.

(i) Where ground busses are provided, the station shall be connected to them. The ground wire size shall be a minimum of number 8 copper and shall be properly attached to the ground buss. If the ground

F-2-2

buss is on the floor, the ground wire may exit the cabinet through the bottom; otherwise, it shall exit the cabinet through the top with the other cables.

(j) All protective devices, duplexors, isolators cavities, etc. shall be mounted inside the cabinets, except with the approval of Landlord.

(k) Telephone lines and equipment used in connection with radio stations shall be connected only by means of FCC certified plugs and jacks using wiring provided by the local telephone company.

(1) Transmission line shall be grounded using copper wire or braid.

(m) All cables and lines must be properly routed using existing cable trays. If cable trays are nonexistent or inappropriate for the proper installation of the Tenant’s Equipment, the Tenant will provide Landlord or Manager with a drawing of a proposed routing(s) for a new cable tray(s). Once approved by Landlord or Manager, Tenant may install, at Tenant’s expense, the cable tray(s) as approved.

(n) All cable entry points to the Building must be through weatherproof penetration housing (microflect or the equivalent).

(o) All cables and lines must be properly fastened with acceptable clamps and fasteners. Plastic cable ties and wire ties are not allowed.

(p) Tenant shall not violate or affect any existing Roof Warranty in any manner whatsoever

(q) Vapor Lock or equivalent will be used on all connectors and connections which are exposed to weather elements. Electrical tape will not be utilized outside the confines of the internal building structure for weatherproofing connections.

(r) Tenant shall not bring or install any objects the weight of which, singularly or in the aggregate, would exceed the maximum safe load per square foot.

3. TENANT OWNED AND OPERATED EQUIPMENT MAINTENANCE

(a) Equipment at the site shall be properly maintained. The equipment shall not be allowed to degrade to a level of disrepair such that it becomes a source of interference or a life or property hazard.

(b) Protective devices, shields, isolators, filters, etc., shall remain in place at all times when the station is operating.

(c) Cabinets shall be kept intact at all times. All doors shall be closed and locked. If nonstandard locks are used, Landlord must be provided with copies of such keys.

(d) AC power will be removed from any station deemed to be creating interference or a life or property hazard due to improper maintenance.

(e) All cables shall enter the station equipment through the top of its closure. Power and phone lines shall be protected by grommets. Cable shall not be wrapped in black tape.

(f) All equipment shall have ID tags and a copy of a valid FCC Agreement affixed to it in full view. All ID tags shall be legible and shall show the Tenant’s name, address, telephone number, call sign, and

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tone squelch frequency. In addition, the authorized maintenance person or organization shall be shown along with their address and telephone number.

(g) All loudspeakers shall remain in the “off’ position except during periods of maintenance. Outside loudspeaker switches will be installed in every cabinet, and so labeled as an aid in checking interference.

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EXHIBIT F-3

INSTALLATION DRAWINGS

Please attach to this Exhibit G-3 the final engineering plan and specification of the physical components and design of the antenna and associated equipment (the “Equipment”) as it will be installed and, when applicable, the distribution system to all of the end users (if applicable). This engineering plan and design should be of sufficient specificity to ensure that the weight, bearing requirements, wind-load characteristics, power requirements, and aesthetic impacts of the Equipment can be reviewed and to ensure against adverse effects upon the structural integrity of the Property, the moisture resistance of the building’s membrane, or the operations of pre-existing communications facilities and equipment.

Please ensure that the drawings are stamped by a certified engineer and clearly depict and identify the items listed below:

EQUIPMENT CABINETS AND SHELTER TYPE

*Cabinet/Shelter Dimensions

*Location(s)

*Detail of Cabinet/Shelter Mounting

ANTENNA TYPE

*Dimensions

*Location(s)

*Detail of Antenna Mounting (i,e. roof mounted or facade mounted)

*Height of antennas above roof line

*Details on Antenna Penetration Points

CABLING

*Cable Type

*Location and Type of Cable Trays

*Drops from Equipment to Antenna

*Drops to Communication Equipment

*Drops from Equipment to Customer

*Location of Cable Penetration Points

*Location & Details of weatherproof housing and/or sealing of cable penetration points

*Termination locations

The parties understand and acknowledge that the drawings, plans and/or diagrams attached or to be attached hereto may be in preliminary form showing only the proposed location of the antennas and cabinets. All such drawings are subject to Landlord’s (or Manager’s) approval, including, but not limited to, Landlord’s (or Manager’s) approval of Tenant’s Equipment placement and aesthetic impact. No installation Tenant’s Equipment or pre-construction activities shall commence prior to Landlord’s (or Manager’s) approval and initialing of the final installation and equipment diagrams and any related attachments.

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EXHIBIT G

PAGE G-1 MISSING

event, Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Security Instrument or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment, which instrument or certificate shall be in form and content reasonably acceptable to Tenant. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder solely as a result of any such foreclosure or deed in lieu of foreclosure.

4. Obligations and Remedies. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Premises, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant’s part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that in the event of any conflict or inconsistency between the provisions of the Security Instrument and the provisions of the Lease, the provisions of the Security Instrument shall govern, including, without limitation, with respect to the disposition of any casualty insurance proceeds or condemnation awards. In addition, Lender or such purchaser who is ~in affiliate of Lender shall not be liable or bound to Tenant:

(i) for any act or omission of any prior landlord (including Landlord), provided, however, nothing herein shall be deemed to be a waiver of Tenant’s rights or remedies in the event such act or omission is of a continuing nature, such as, for example, Landlord’s failure to fulfill a repair obligation, and such default is not cured by Lender or such purchaser after Lender or such purchaser acquires the Mortgaged Premises (however, Lender or such purchaser shall in no event be liable for any tort claims which Tenant may have against Landlord or any claims for liquidated damages which may be owing by Landlord under the Lease); or

(ii) for any offsets or defenses which the Tenant might be entitled to assert against Landlord arising prior to the date Lender takes possession of Landlord’s interest in the Lease or becomes a mortgagee in possession, subject to Tenant’s continued right of offset for any default by Landlord which remains uncured, provided notice of such default has been provided to Lender in accordance with the provisions of this Agreement; or

(iii) for or by any rent or additional rent which Tenant might have paid for more than 30 days in advance of the due date to any prior landlord (including Landlord); or

(iv) by any amendment or modification of the Lease made without Lender’s consent that a) results in a reduction of rent or other sums due and payable pursuant to the Lease, b) modifies any operating covenant of Tenant in the Lease, c) reduces the term of the Lease, d) terminates the Lease,

e) modifies the terms of the Lease regarding surrendering possession of the Demised Premises, f) provides for payment of rent more than one month in advance, g) modifies the permitted uses under the Lease, h) modifies the provisions regarding Tenant’s obligation to comply with all laws (including environmental laws) or i) materially increases Landlord’s obligations under the Lease; or

(v) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) except to the extent such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

(vi) for any portion of the Construction Allowance or Tenant’s Optional Allowance (as such terms are defined in the Lease) previously disbursed to Landlord by Lender pursuant to the loan agreement between Landlord and Lender; or

(vii) for the construction of any improvements required of Landlord under the Lease in the event Lender or such purchaser acquires title to the Mortgaged Premises prior to full completion and acceptance by Tenant of improvements required under the Lease; provided, however, such lack of liability on the part of Lender or such purchaser pursuant to this subparagraph shall not affect Tenant’s rights of self help, offset and termination described in the Lease in the event of such failure to complete such improvements as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement; or

(viii) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

(ix) by any provision of the Lease restricting use of other properties owned by Lender, as landlord; or

(x) by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender; or

(xi) under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification or under any liquidated damages provision contained in the Lease; or

(xii) for any capital improvements to the Building arid/or Demised Premises which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the Demised Premises.

In addition, in the event that the Lender shall become the owner of the Demised Premises (and only for such time period as Lender is the owner of the Demised Premises) and the Security Instrument is discharged or satisfied (or as a matter of law is deemed to be discharged or satisfied), then, in such event, notwithstanding such discharge and/or satisfaction, (i) the provisions of the Security Instrument with respect to the disposition of casualty insurance proceeds and condemnation awards shall continue to be applicable as if the Security Instrument had not been discharged or satisfied, and (ii) to the extent that the provisions of the Security Instrument permitted the Lender to apply any such proceeds or awards to the sums secured by the Security Instrument, the Lender shall be entitle to retain and keep any such proceeds and awards, for its own account, up to an amount equal to all sums that were secured by the Lender immediately preceding the time that the Lender become the owner of the Demised Premises, notwithstanding any provisions of the Lease to the contrary.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person’s or entity’s period of ownership.

5. No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.

6. Notices of Default to Lender. Tenant agrees to give Lender a copy of any default notice sent by Tenant under the Lease to Landlord.

7. Representations by Tenant. Tenant represents and warrants to Lender that as of this date, Tenant has validly executed the Lease; Tenant is the owner and holder of the tenant’s interest under the Lease; a true and complete copy of the Lease has been furnished by the Tenant to the Lender; the Lease is valid, binding and enforceable against Tenant and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease and Tenant knows of no event or circumstance which but for the passage of time or the giving of notice or both would constitute a default by Tenant or the Landlord under the Lease; neither the Tenant nor to Tenant’s knowledge, the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, and Tenant has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

8. Rent Payment. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Premises, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord’s interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Security Instrument or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

9. Notice of Security Instrument. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security Instrument and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

10. Landlord Defaults. Tenant agrees with Lender that effective as of the date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease or exercise any so-called self-help remedy or abate or set-off against rents due under the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.

11. Liability of Lender. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of Landlord in the Mortgaged Premises, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant’s remedies for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies. Further, in the event of any transfer by Lender of Landlord’s interest in the Lease, Lender (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its partners, officers, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord’s interest.

12. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) confirmed facsimile, addressed as follows:

To Lender:	ING (U.S.) Capital Corporation
135 East 57th Street
New York, New York 10022
Attn: Thomas R. Hobbis
Phone: 212-409-1000
Fax: 212-409-5853

With a copy to:	M. Lawrence Hicks, Jr.
Thompson & Knight, L.L.P.
1700 Pacific Aye, Suite 3300
Dallas, Texas 75201
Phone: 214-969-1627
Fax: 214-969-1751

To Tenant:	ATX Technologies, Inc.
10010 San Pedro, Suite 200
San Antonio, Texas 782 16-3847
Attn: Steven W. Riebel
Phone: 210-384-5600
Fax: 210-979-4925

With a copy to:	Nancy Belinsky
Akin, Gump, Strauss, Hauer & Feld, L.L.P.
300 Convent Street, Suite 1500
San Antonio, Texas 78205
Phone: 210-281-7013
Fax: 210-224-2035

To Landlord:	Freeport #2, L.P.
c/o Trammell Crow Dallas/Fort Worth, Ltd.
2200 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attn: Property Manager Freeport III
Phone: 214-979-6534
Fax: 214-979-6355

With a copy to:	Freeport #2, L.P.
c/o Trammell Crow Dallas/Fort Worth, Ltd.
2200 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attn: Thomas A. Leiser
Phone: 214-979-6180
Fax: 214-979-6355

With a copy to:	Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 7520 1-2975
Attn: Paul A. Martin
Reference: C/M No. TRA200/26066
Phone: 214-220-7875
Fax: 214-999-7875

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of facsimile upon confirmed receipt.

13. No Termination of Lease. Lender and Tenant agree that Lender will not be bound by Landlord and Tenant entering into a consensual termination of the Lease without the prior written consent of Lender.

14. Modification. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

15. Successor Lender. The term “Lender” as used throughout this Agreement includes any successor or assign of Lender and any holder(s) of any interest in the indebtedness secured by the Security Instrument.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Premises, and their respective successors and assigns.

17. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

18. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

19. Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Premises is located and the law of the United States applicable to transactions within such state.

20. Counterparts. This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, with the same effect as if all parties to this Agreement had signed the same signature page.

23. Defined Terms. Any capitalized term used but not defined herein shall the meaning ascribed to such term in the Lease.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

LENDER:	ING (U.S.) CAPITAL CORPORATION, a Delaware corporation

By:

Name:

Title:

THE STATE OF NEW YORK	)
)
COUNTY OF	)

This instrument was acknowledged before me on August     , 1999, by                                               of ING (U.S.) Capital Corporation, a Delaware corporation, on behalf of said corporation.

Notary Public, State of New York

(printed name)

My Commission Expires:

___________________________

TENANT:	ATX TECHNOLOGIES INC., a Delaware corporation

By:

Name:

Title:

THE STATE OF TEXAS	)
)
COUNTY OF BEXAR	)

This instrument was acknowledged before me on August     , 1999, by                                               of ATX TECHNOLOGIES, INC., a Texas corporation, on behalf of said corporation.

Notary Public, State of Texas

(printed name)

My Commission Expires:

___________________________

LANDLORD:	FREEPORT #2, L.P., a Texas limited partnership By: 1996 DFW Office, Inc., a Delaware corporation, its sole general partner

By:

Name:

Title:

THE STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

This instrument was acknowledged before me on August     , 1999, by                                              , 1996 DFW Office, Inc., a Delaware corporation and the general partner of FREEPORT #2, L.P., a Texas limited partnership, on behalf of said corporation and limited partnership.

Notary Public, State of Texas

(printed name)

My Commission Expires:

___________________________